Exhibit 99.1

February 8, 2010 – FOR IMMEDIATE RELEASE	Contact: Robert V. Lardon
Vice President, Investor Relations
203.328.3517
robert.lardon@harman.com

HARMAN INTERNATIONAL REPORTS SIGNIFICANT NET INCOME IMPROVEMENT ON STRONGER SALES

•	Sales and margins higher on successful execution of innovation and cost-reduction programs

•	Positive cash from operations and solid cash position allows repayment of credit revolver balance

•	Harman will announce mid-term targets (FY 2013) at an investor and analyst day on April 29, 2010

Stamford, CT, February 8, 2010 – Harman International Industries, Incorporated (NYSE: HAR) today announced results for the Second Quarter FY 2010 ending December 31, 2009. Net sales for the quarter were $937 million, an increase of 24 percent compared to the same period last year. Excluding foreign currency translation, net sales increased by 15 percent. Sequentially, sales increased 24 percent compared to the previous quarter. Excluding non-recurring items, the second quarter generated a non-GAAP operating profit of $53 million, compared to a non-GAAP operating loss of ($16) million for the same period last year. On the same non-GAAP basis, earnings per diluted share were $0.40 for the quarter compared to a loss per diluted share of ($0.21) for the same period last year. On a GAAP basis, earnings per diluted share were $0.23 for the quarter compared to a loss per diluted share of ($5.45) during the same period last year.

“We are encouraged by the double-digit sales increase from the same period a year ago and by the fact that we are delivering this improvement to the earnings line,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “Our continued drive for innovation, productivity improvement and permanent cost savings under our STEP Change program has become part of our culture, and these will enable Harman to execute more profitably on its large portfolio of awarded business. With our technology leadership, we are gaining market share in our Automotive Division, and our customers continue to reward us with new orders. Our note holders have recently shown an additional vote of confidence by amending a debt covenant that now allows us to revolve our credit facility. By paying down the revolver, we will reduce interest costs while maintaining the flexibility to adjust our cash position as necessary.”

FY 2010 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	Q2 FY10	Q2 FY09	Including Currency Changes	Excluding Currency Changes[2]	1H FY10	1H FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	937	756	24%	15%	1,695	1,625	4%	2%
Gross profit	259	177	46%	36%	458	419	10%	7%
Percent of net sales	27.6%	23.4%			27.0%	25.8%
Operating income (loss)	39	(367)	n.m.	n.m.	38	(334)	n.m.	n.m.
Percent of net sales	4.2%	(48.5)%			2.2%	(20.6)%
Net Income (loss)	16	(319)	n.m.	n.m.	7	(298)	n.m.	n.m.
Diluted earnings (loss) per share	0.23	(5.45)			0.09	(5.09)
Restructuring-related costs	4	25			8	36
Goodwill impairment charge	9	325			12	325
Non-GAAP
Gross profit[1]	262	179	46%	36%	462	427	8%	6%
Percent of net sales[1]	27.9%	23.7%			27.2%	26.3%
Operating income (loss)[1]	53	(16)	n.m.	n.m.	58	27	115%	95%
Percent of net sales[1]	5.6%	(2.1)%			3.4%	1.7%
Net Income (loss)[1]	28	(13)	n.m.	n.m.	25	15	61%	28%
Diluted earnings (loss) per share[1]	0.40	(0.21)			0.35	0.26
Shares outstanding - diluted (in millions)	71	59			71	59

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Summary of Operations Fiscal 2010 – Second Quarter

Net sales in the second quarter were $937 million, an increase of 24 percent or 15 percent when adjusted for constant currency compared to the prior year. Net sales increased in all three divisions primarily due to improved global economic conditions combined with market share gain. Sequentially, sales were up 24 percent compared to the previous quarter.

Gross margin on a non-GAAP basis in the second quarter increased 4.2 percentage points to 27.9 percent compared to the same period last year. The gross margin improvement was primarily due to higher factory utilization associated with increased sales and improved productivity as a result of the STEP Change program. SG&A expense on a non-GAAP basis in the second quarter was $209 million compared to $195 million in the same period last year and essentially the same when adjusted for constant currency. As a percentage of sales, SG&A declined 3.5 percentage points from 25.8% to 22.3%.

Operating income on a non-GAAP basis in the second quarter was $53 million compared to an operating loss of ($16) million in the same period last year. On a GAAP basis, operating profit was $39 million compared to an operating loss of ($367) million during the same period of the prior year.

Harman continues to execute ahead of schedule on its $400 million STEP Change permanent cost-savings program. The Company has achieved $285 million in permanent savings through December 31, 2009, compared to a target of $245 million. The Company has undertaken several new restructuring initiatives since its last reporting period, including the decision to close its Portable Navigation Device (PND) business.

At December 31, 2009, the Company’s cash and short-term investments totaled $630 million compared to $535 million in the prior quarter. The increase in cash was primarily the result of improved operating income and a reduction of working capital.

In mid January 2010, the Company’s note holders agreed to amend a covenant to allow the Company to revolve the debt under its existing credit facility. By paying down the revolver, the Company will reduce interest costs while maintaining the flexibility to adjust its cash position as necessary.

The Company conducted several significant technology and marketing initiatives during the quarter. These included the successful global launch of its scalable, next-generation infotainment system at customer events in Asia, concurrent with the formal inauguration of new regional operations and technology facilities in China and India. New interactive Web sites for Harman International, JBL and Harman Kardon were launched during the quarter as part of a strategic initiative to energize the Company’s popular brands.

Harman is sponsoring a new music and travel TV series, Music Voyager, which began broadcasting earlier this month on PBS and National Geographic channels in some 100 countries. Harman also served as Official Sound Partner to last month’s 52nd annual GRAMMY® Awards, with high-profile branding activities at events in Los Angeles and New York. The Company’s microphones and headphones were honored with a prestigious GRAMMY Award for Technical Excellence.

“We are on track to realize the full benefits of our $400 million STEP Change program, bringing permanent improvements to every corner of our operations,” said Paliwal. “We will continue to maintain a careful balance across our tight cost management, cutting edge innovation and strategic marketing initiatives. While acknowledging the challenges posed by a fragile global marketplace, we will aggressively position our leading brands in both traditional and emerging markets”.

Investor Call on February 8, 2010

NOTE: For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com.

At 4:40 p.m. EST today, Harman’s management will host an analyst and investor conference call to discuss the second quarter results. Those who wish to participate in the call should dial (800) 230-1096 (US) or +1 (612) 332-0107 (International), and reference Harman International.

A replay of the call will also be available following the completion of the call at approximately 6:40 p.m. EST. The replay will be available through March 8, 2010. To listen to the replay, dial (800) 475-6701 (US) or +1 (320) 365-3844 (International), Access Code: 140451.

AT&T will also be web-casting the presentation. The web-cast can be accessed at http://65.197.1.15/att/confcast, enter the Conference ID: 140451 and click Go. There will also be a link to the web-cast at www.harman.com. Participation through the web-cast will be in listen-only mode. If you need technical assistance, call the toll-free AT&T Conference Casting Support Help Line at (888) 793-6118 (US) or +1 (678) 749-8002 (International).

General Information

Harman International (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment products for the automotive, consumer and professional markets. The Company maintains a strong presence in the Americas, Europe and Asia and employs approximately 10,000 people worldwide. The Harman International family of brands spans some 15 leading names including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, and Mark Levinson.® The Company’s stock is traded on the New York Stock Exchange under the symbol HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. Harman does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) our ability to successfully implement our STEP Change cost reduction initiatives and to achieve the intended benefits and anticipated savings of those initiatives; (2) our ability to achieve profitability in our automotive division; (3) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (4) warranty obligations for defects in our products; (5) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (6) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (8) our failure to implement a comprehensive disaster recovery program; (9) our failure to comply with governmental rules and regulations, including FCPA and U.S. export control laws, and the cost of compliance with such laws; (10) our ability to maintain a competitive technological advantage through innovation and leading product designs; (11) acceptance by OEMs and customers of our mid-platform infotainment system; (12) the outcome of pending or future litigation and other claims, including, but not limited to the current stockholder and ERISA lawsuits; (13) our ability to enforce or defend our ownership and use of intellectual property; and (14) other risks detailed in Harman International’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and other filings made by Harman International with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement.

APPENDIX

Automotive Division

FY 2010 Key Figures – Automotive	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 FY10	Q2 FY09	Including Currency Changes	Excluding Currency Changes[2]	1H FY10	1H FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	668	517	29%	18%	1,211	1,134	7%	4%
Gross profit	168	101	65%	50%	293	255	15%	12%
Percent of net sales	25.1%	19.6%			24.2%	22.5%
Operating income (loss)	30	(320)	n.m.	n.m.	25	(300)	n.m.	n.m.
Percent of net sales	4.4%	(61.9)%			2.0%	(26.4)%
Restructuring-related costs	1	7			4	16
Goodwill impairment charge	9	290			12	290
Non-GAAP
Gross profit[1]	170	103	65%	50%	295	262	13%	10%
Percent of net sales[1]	25.4%	19.9%			24.4%	23.1%
Operating income (loss)[1]	40	(23)	n.m.	n.m.	41	6	n.m.	n.m.
Percent of net sales[1]	5.9%	(4.5)%			3.4%	0.6%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Automotive net sales for the quarter ended December 31, 2009 were $668 million, an increase of 29 percent or 18 percent when adjusted for constant currency compared to the prior year. Sequentially, the sales were up 23 percent compared to the previous quarter. Gross margin on a non-GAAP basis in the second quarter increased 5.5 percentage points to 25.4 percent. The gross profit margin improvement was due to improved leverage of fixed manufacturing expenses as a result of higher sales volume and STEP Change program benefits.

SG&A expense on a non-GAAP basis in the second quarter was $130 million compared to $126 million in the prior year and $137 million on a constant currency basis. SG&A as a percentage of sales declined by 4.9 percentage points from 24.3% to 19.4%. This change is primarily the result of STEP Change savings.

The Company entered into a strategic partnership with Neusoft Corporation, China’s largest IT solution provider. This will enhance access to advanced embedded systems and navigation technologies and accelerate development. As a consequence, the Company will downsize and eventually eliminate two engineering sites in Germany.

During the quarter, the Company launched several automotive projects, including Mark Levinson Premium Surround Sound for the 2010 Lexus GX 460; JBL Premium Sound for the 2011 Toyota Sienna in the US; and Harman Kardon Logic 7 HD system with Range Rover for 2010 mid model year introduction. Harman was awarded the Infinity branded audio systems for Chrysler’s next-generation SRT vehicles beginning with the 2012 model year.

The Harman Automotive Division joined its OEM and technology partners for a number of key marketing events during the quarter, including Harman Kardon customer promotion for Mercedes; Harman Kardon sound lounges at BMW Brand Centers; promotional activities for the Ferrari 458 Italia equipped with Harman audio and infotainment, and dealer incentives on Harman Kardon systems for MINI.

Consumer Division

FY 2010 Key Figures – Consumer	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 FY10	Q2 FY09	Including Currency Changes	Excluding Currency Changes[2]	1H FY10	1H FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	127	116	10%	1%	211	218	(3)%	(6)%
Gross profit	35	27	33%	21%	57	53	8%	4%
Percent of net sales	27.8%	22.9%			27.1%	24.3%
Operating income (loss)	6	(25)	n.m.	n.m.	6	(27)	n.m.	n.m.
Percent of net sales	4.5%	(21.8)%			3.1%	(12.3)%
Restructuring-related costs	3	5			3	5
Goodwill impairment charge	0	23			0	23
Non-GAAP
Gross profit[1]	35	27	33%	21%	57	53	8%	4%
Percent of net sales[1]	27.8%	22.9%			27.1%	24.3%
Operating income (loss)[1]	9	2	n.m.	n.m.	10	1	n.m.	n.m.
Percent of net sales[1]	7.1%	2.0%			4.7%	0.6%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Consumer net sales for the quarter ended December 31, 2009 were $127 million, an increase of 10 percent or 1 percent when adjusted for constant currency compared to the prior year. Sequentially, sales were up 52 percent compared to the previous quarter. Gross margin on a non-GAAP basis in the second quarter increased 4.9 percentage points to 27.8 percent. The increase was primarily the result of cost savings initiatives related to the STEP Change program.

SG&A expense on a non-GAAP basis in the second quarter was $26 million compared to $24 million in the same period of the prior year. The increase was primarily to support marketing activities.

The Harman Consumer Division successfully launched some 15 new products during the quarter, including JBL Creature III Multimedia Speakers and the Harman Kardon GLA-55 Desktop Speaker System, each of which was prominently featured at Apple flagship stores worldwide. The division announced in January that it has partnered with entertainment leader Sony to launch a new JBL® docking station for Sony’s Walkman® digital media player in Japan and to feature selected JBL products in Sony Style stores throughout Canada. Other JBL products were featured during daytime television on the popular Ellen DeGeneres “12 Days of Christmas” segment, producing some 100 million audience impressions.

The division’s Sound for Vision initiative with Europe’s Media-Saturn-Holdings (MSH) retail group for bundling of premium 3-D sound systems with flat-screen television purchases through dedicated in-store demonstrations exceeded expectations during the quarter. Harman store-within-a-store installations also opened in Saturn flagship outlets in France, Belgium and Denmark.

Professional Division

FY 2010 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 FY10	Q2 FY09	Including Currency Changes	Excluding Currency Changes[2]	1H FY10	1H FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	133	113	18%	15%	254	254	0%	0%
Gross profit	51	43	19%	16%	97	98	(1)%	(2)%
Percent of net sales	38.3%	37.9%			38.2%	38.7%
Operating income (loss)	21	7	n.m.	n.m.	37	28	34%	32%
Percent of net sales	15.5%	6.0%			14.7%	11.0%
Restructuring-related costs	0	6			0	6
Goodwill impairment charge	0	0			0	0
Non-GAAP
Gross profit[1]	52	44	19%	16%	99	99	(1)%	(1)%
Percent of net sales[1]	38.9%	38.6%			38.8%	39.0%
Operating income (loss)[1]	20	13	57%	55%	38	34	10%	9%
Percent of net sales[1]	15.2%	11.4%			14.8%	13.5%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Professional net sales for the quarter ended December 31, 2009 were $133 million, an increase of 18 percent or 15 percent when adjusted for constant currency compared to the same period in the prior year. Sequentially, the sales increased 9 percent compared to the previous quarter. Gross margin on a non-GAAP basis in the second quarter increased 0.3 percentage points to 38.9 percent.

SG&A expense on a non-GAAP basis in the second quarter was $31 million, which was unchanged from the same period of the prior year.

Audio systems from the Harman Professional Division were utilized during the quarter by such leading names as Taylor Swift, Alice Cooper, Metallica, and the world champion New York Yankees. Harman installed audio systems were commissioned at venues such as New York’s Lincoln Center, the Norwegian Parliament, and China’s National Day Celebration. The City Center Las Vegas complex, one of the largest construction projects in the US, opened in December with audio systems by Harman Professional.

The Professional Division launched more than 25 new products during the quarter, leveraging the power of its advanced HiQnet protocol for systems integration. Nearly 200 Harman Professional channel partners gathered last month to introduce new technologies and products during the division’s International Business and Technology Conference and subsequent NAMM exhibition.

Other (QNX and Corporate)

FY 2010 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 FY10	Q2 FY09	Including Currency Changes	Excluding Currency Changes[2]	1H FY10	1H FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	9	10	(5)%	(5)%	18	19	(5)%	(5)%
Gross profit	5	6	(19)%	(19)%	10	13	(18)%	(18)%
Percent of net sales	54.4%	63.3%			56.8%	66.0%
Operating income (loss)	(16)	(28)	n.m.	n.m.	(31)	(36)	n.m.	n.m.
Percent of net sales	n.m.	n.m.			n.m.	n.m.
Restructuring-related costs	0	7			0	8
Goodwill impairment charge	0	13			0	13
Non-GAAP
Gross profit[1]	5	6	(19)%	(19)%	10	13	(18)%	(18)%
Percent of net sales[1]	54.4%	63.3%			56.8%	66.0%
Operating income (loss)[1]	(16)	(8)	n.m.	n.m.	(31)	(15)	n.m.	n.m.
Percent of net sales[1]	n.m.	n.m.			n.m.	n.m.

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

SG&A expense on a non-GAAP basis in the second quarter was $21 million compared to $14 million in the same period of the prior year, representing an increase of $7 million. The unfavorable variance was primarily due to stock option forfeiture credits recorded in the prior year, higher variable compensation expense based on improved financial performance and an increased investment in Corporate R&D.

QNX Software Systems and Alcatel-Lucent launched their joint project, the LTE Connected Car, a concept vehicle based on the QNX CAR application platform. The vehicle was showcased at events in New York and Detroit, and drew extensive coverage from trade and business media. QNX received a million dollar custom support award from automotive tier one supplier Denso Corporation in Japan, as well as new software projects for next-generation medical systems from Abbot Laboratories and Enigma Diagnostics.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($000s omitted except per share amounts; unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Net sales	$937,489	$755,875	$1,694,857	$1,625,065
Cost of sales	678,594	579,018	1,236,420	1,206,278

Gross profit	258,895	176,857	458,437	418,787

Selling, general and administrative expenses	197,075	217,955	395,100	427,428
Loss on deconsolidation of VIE	13,122	—	13,122	—

Goodwill impairment	9,276	325,445	12,292	325,445

Operating income (loss)	39,422	(366,543)	37,923	(334,086)

Other expenses:
Interest expense, net	8,608	2,740	18,165	6,142
Miscellaneous, net	921	39	2,240	1,028

Income (loss) before income taxes	29,893	(369,322)	17,518	(341,256)

Income tax expense (benefit)	10,180	(50,191)	5,603	(43,079)

Net income (loss)	19,713	(319,131)	11,915	(298,177)
Less: Net Income (loss) attributable to noncontrolling interest	3,614	—	5,289	(34)

Net Income (loss) attributable to Harman International Industries Inc.	16,099	(319,131)	6,626	(298,143)

Basic earnings (loss) per share	$0.23	$(5.45)	$0.09	$(5.09)
Diluted earnings (loss) per share	$0.23	$(5.45)	$0.09	$(5.09)

Shares outstanding – Basic	70,474	58,555	70,324	58,539
Shares outstanding – Diluted	71,015	58,555	70,729	58,539

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

($000s omitted; unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$474,908	$182,016
Short-term investments	154,927	—
Accounts receivable	503,297	395,226
Inventories	366,116	449,883
Other current assets	153,827	231,732

Total current assets	1,653,075	1,258,857

Property, plant and equipment	471,680	551,872
Goodwill	85,961	80,054
Deferred tax assets, long term	272,033	210,533
Other assets	102,017	88,876

Total assets	$2,584,766	$2,190,192

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$631	$585
Accounts payable	318,582	231,345
Accrued liabilities	371,550	354,434
Accrued warranties	89,452	111,450
Income taxes payable	6,009	3,086

Total current liabilities	786,224	700,900

Borrowings under revolving credit facility	222,535	42,500
Convertible senior notes	355,326	340,869
Other senior debt	1,230	1,842
Other non-current liabilities	172,454	139,991

Total liabilities	1,537,769	1,226,102

Harman International shareholders’ equity	1,046,997	964,090
Noncontrolling interest	—	—
Total equity	1,046,997	964,090

Total liabilities and equity	$2,584,766	$2,190,192

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

($000s omitted except per share amounts; unaudited)

	Three Months Ended December 31, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$937,489	—	$937,489
Cost of sales	678,594	$(2,838)[a]	675,756

Gross profit	258,895	2,838	261,733

Selling, general and administrative expenses	197,075	(1,128)[b]	195,947
Loss on deconsolidation of VIE	13,122	—	13,122

Goodwill impairment	9,276	(9,276)[c]	0

Operating income (loss)	39,422	13,242	52,664

Other expenses:
Interest expense, net	8,608	—	8,608
Miscellaneous, net	921	—	921

Income (loss) before income taxes	29,893	13,242	43,135

Income tax expense (benefit)	10,180	1,011 [d]	11,191

Net income (loss)	19,713	12,231	31,944
Less: Net Income (loss) attributable to noncontrolling interest	3,614	—	3,614

Net Income (loss) attributable to Harman International Industries Inc.	16,099	12,231	28,330

Basic earnings (loss) per share	$0.23		$0.40
Diluted earnings (loss) per share	$0.23		$0.40

Shares outstanding – Basic	70,474		70,474
Shares outstanding – Diluted	71,015		71,015

(a)	Restructuring charges in Cost of Sales in the amount of $2.8 million were recorded during the second quarter of fiscal 2010. These charges were primarily related to our decision to close the Portable Navigation Device (PND) business.
(b)	Restructuring charges in SG&A in the amount of $1.1 million were recorded during the second quarter of fiscal 2010. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	A goodwill impairment charge of $9.3 million was incurred during the second quarter of fiscal 2010.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a tax benefit rate of 25.5%. Tax benefits, if any, applied to goodwill impairment expense are based on discrete transactions and disclosed in the goodwill impairment footnotes of our recent SEC filings.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the second quarter of fiscal 2010. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

($000s omitted except per share amounts; unaudited)

	Six Months Ended December 31, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$1,694,857	—	$1,694,857
Cost of sales	1,236,420	$(3,374)[a]	1,233,046

Gross profit	458,437	3,374	461,811

Selling, general and administrative expenses	395,100	(4,542)[b]	390,558
Loss on deconsolidation of VIE	13,122	—	13,122

Goodwill impairment	12,292	(12,292)[c]	—

Operating income (loss)	37,923	20,208	58,131

Other expenses:
Interest expense, net	18,165	—	18,165
Miscellaneous, net	2,240	—	2,240

Income (loss) before income taxes	17,518	20,208	37,726

Income tax expense (benefit)	5,603	2,097 [d]	7,700

Net income (loss)	11,915	18,111	30,026
Less: Net Income (loss) attributable to noncontrolling interest	5,289	—	5,289

Net Income (loss) attributable to Harman International Industries Inc.	6,626	18,111	24,737

Basic earnings (loss) per share	$0.09		$0.35
Diluted earnings (loss) per share	$0.09		$0.35

Shares outstanding – Basic	70,324		70,324
Shares outstanding – Diluted	70,729		70,729

(a)	Restructuring charges in Cost of Sales in the amount of $3.4 million were recorded during the first six months of fiscal 2010. These charges were primarily related to our decision to close the Portable Navigation Device (PND) business.
(b)	Restructuring charges in SG&A in the amount of $4.5 million were recorded during the first six months of fiscal 2010. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	A goodwill impairment charge of $12.3 million was incurred during the first six months of fiscal 2010.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a tax benefit rate of 26.5%. Tax benefits, if any, applied to goodwill impairment expense are based on discrete transactions and disclosed in the goodwill impairment footnotes of our recent SEC filings.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the first six months of fiscal 2010. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

($000s omitted except per share amounts; unaudited)

	Three Months Ended December 31, 2008
	GAAP	Adjustments	Non-GAAP
Net sales	$755,875	—	$755,875
Cost of sales	579,018	$(2,184)[a]	576,834

Gross profit	176,857	2,184	179,041

Selling, general and administrative expenses	217,955	(23,067)[b]	194,888
Goodwill impairment	325,445	(325,445)[c]	—

Operating income (loss)	(366,543)	350,696	(15,847)

Other expenses:
Interest expense, net	2,740	—	2,740
Miscellaneous, net	39	—	39

Income (loss) before income taxes	(369,322)	350,696	(18,626)

Income tax expense (benefit)	(50,191)	44,083 [d]	(6,108)

Net income (loss)	(319,131)	306,613	(12,518)
Less: Net Income (loss) attributable to noncontrolling interest	—	—	—

Net Income (loss) attributable to Harman International Industries Inc.	(319,131)	306,613	(12,518)

Basic earnings (loss) per share	$(5.45)		$(0.21)
Diluted earnings (loss) per share	$(5.45)		$(0.21)

Shares outstanding – Basic	58,555		58,555
Shares outstanding – Diluted	58,555		58,555

(a)	Restructuring charges in Cost of Sales in the amount of $2.2 million were recorded during the second quarter of fiscal 2009. These charges were taken to increase efficiency in manufacturing.
(b)	Restructuring charges in SG&A in the amount of $23.1 million were recorded during the second quarter of fiscal 2009. Charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	A goodwill impairment charge of $325.4 million was incurred during the second quarter of fiscal 2009.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. Tax benefits, if any, applied to goodwill impairment expense are based on discrete transactions and disclosed in the goodwill impairment footnotes of our recent SEC filings.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the second quarter of fiscal 2009. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

($000s omitted except per share amounts; unaudited)

	Six Months Ended December 31, 2008
	GAAP	Adjustments	Non-GAAP
Net sales	$1,625,065	—	$1,625,065
Cost of sales	1,206,278	$(7,795)[a]	1,198,483

Gross profit	418,787	7,795	426,582

Selling, general and administrative expenses	427,428	(27,936)[b]	399,492
Goodwill impairment	325,445	(325,445)[c]	—

Operating income (loss)	(334,086)	361,176	27,090

Other expenses:
Interest expense, net	6,142	—	6,142
Miscellaneous, net	1,028	—	1,028

Income (loss) before income taxes	(341,256)	361,176	19,920

Income tax expense (benefit)	(43,079)	47,645 [d]	4,566

Net income (loss)	(298,177)	313,531	15,354
Less: Net Income (loss) attributable to noncontrolling interest	(34)	—	(34)

Net Income (loss) attributable to Harman International Industries Inc.	(298,143)	313,531	15,388

Basic earnings (loss) per share	$(5.09)		$0.26
Diluted earnings (loss) per share	$(5.09)		$0.26

Shares outstanding – Basic	58,539		58,847
Shares outstanding – Diluted	58,539		58,908

(a)	Restructuring charges in Cost of Sales in the amount of $7.8 million were recorded during the first six months of fiscal 2009. These charges were taken to increase efficiency in manufacturing.
(b)	Restructuring charges in SG&A in the amount of $27.9 million were recorded during the first six months of fiscal 2009. Charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	A goodwill impairment charge of $325.4 million was incurred during the first six months of fiscal 2009.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. Tax benefits, if any, applied to goodwill impairment expense are based on discrete transactions and disclosed in the goodwill impairment footnotes of our recent SEC filings.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the first six months of fiscal 2009. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

RECONCILIATION OF NON-GAAP MEASURES

EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION

($000s Omitted; unaudited)

	Three Months Ended December 31,		Increase (Decrease)
	2009	2008
Net sales	$937,489	$755,875	24%
Effect of foreign currency translation[1]	—	59,776

Net sales, excluding effect of foreign currency translation	937,489	815,651	15%

Operating income (loss)	39,422	(366,543)	n.m.
Effect of foreign currency translation[1]	—	(15,056)

Operating income (loss), excluding effect of foreign currency translation	39,422	(381,599)	n.m.

Net income (loss) attributable to Harman International Industries Inc.	16,099	(319,131)	n.m.
Effect of foreign currency translation[1]	—	(14,234)

Net income (loss), excluding effect of foreign currency translation, attributable to Harman International Industries Inc.	$16,099	$(333,365)	n.m.

[1]

Impact of restating prior year results at current year foreign exchange rates. . Constant currency results are calculated by translating the prior year results from the local currencies into USD at the same average foreign currency exchange rates used to translate the current period results.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

RECONCILIATION OF NON-GAAP MEASURES

EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION

($000s Omitted; unaudited)

	Six Months Ended December 31,		Increase (Decrease)
	2009	2008
Net sales	$1,694,857	$1,625,065	4%
Effect of foreign currency translation[1]	—	34,225

Net sales, excluding effect of foreign currency translation	1,694,857	1,659,290	2%

Operating income (loss)	37,923	(334,086)	n.m.
Effect of foreign currency translation[1]	—	(12,922)

Operating income (loss), excluding effect of foreign currency translation	37,923	(347,008)	n.m.

Net income (loss) attributable to Harman International Industries Inc.	6,626	(298,143)	n.m.
Effect of foreign currency translation[1]	—	(11,651)

Net income (loss), excluding effect of foreign currency translation, attributable to Harman International Industries Inc.	$6,626	$(309,794)	n.m.

[1]

Impact of restating prior year results at current year foreign exchange rates. Constant currency results are calculated by translating the prior year results from the local currencies into USD at the same average foreign currency exchange rates used to translate the current period results.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.